Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Prudential Financial Note-Backed Series 2003-20
*CUSIP:   21988K701     Class   A-1
          21988KAG2     Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of   January 15, 2004.....                                    $0.00
     Scheduled Income received on securities.....                $1,513,733.75
     Unscheduled Income received on securities.....                      $0.00

LESS:
     Distribution to Class A-1 Holders.....                     -$1,513,733.75
     Distribution to Class A-2 Holders.....                             -$0.00
     Distribution to Depositor.....                                     -$0.00
     Distribution to Trustee.....                                       -$0.00
Balance as of   July 15, 2004.....                                       $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   January 15, 2004.....                                    $0.00
     Scheduled principal payment received on securities.....             $0.00

LESS:
     Distribution to Holders.....                                       -$0.00
Balance as of   July 15, 2004.....                                       $0.00


              UNDERLYING SECURITIES HELD AS OF     July 15, 2004

         Principal
          Amount                                      Title of Security
         ---------                                    -----------------
        $52,653,000       Prudential Financial, Inc. 5.75% Medium-Term Notes,
                          Series B due July 15, 2033
                          *CUSIP:   74432QAC9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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